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                                                                  Exhibit 10.16

                           INDEMNIFICATION AGREEMENT
                           -------------------------

                THIS INDEMNIFICATION AGREEMENT ("Agreement") is made and entered into on the 10 day of April, 1996 between TELTREND INC., a Delaware corporation (the "Corporation"), and Bernard F. Sergesketter ("Indemnitee").

                                  INTRODUCTION
                                  ------------

                The Corporation is engaged in the business of designing, manufacturing and marketing transmission products used by telephone companies to provide voice and data transmission services over the telephone network. At the Corporation's request, Indemnitee currently serves as a director and/or executive officer of the Corporation and, in connection therewith, may be a party or threatened to be made a party to, or a witness or other participant in, actions, suits or proceedings. As an inducement to Indemnitee to continue to serve as a director and/or executive officer of the Corporation, the Corporation has agreed to indemnify Indemnitee against expenses, judgments, fines, penalties and amounts paid in settlement incurred by Indemnitee in connection with any such actions, suits or proceedings, in accordance with, and to the fullest extent authorized by law, including, without limitation, the Delaware General Corporation Law as it may be in effect from time to time. The parties to this Agreement desire to set forth their agreement as to such indemnification.

                IT IS, THEREFORE, AGREED:

                1. INCORPORATION OF INTRODUCTION. The introduction set forth above is hereby incorporated in and made part of this Agreement.

                2. INDEMNIFICATION. The Corporation shall forever indemnify, and keep indemnified, Indemnitee from and against any and all expenses (including, without limitation, expenses of investigation and preparation and reasonable fees and disbursements of Indemnitee's counsel, accountants or other experts), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not such action is by or in the right of the Corporation, its subsidiaries or such other enterprise with respect to which Indemnitee serves or has served as a director, officer, employee or agent, by reason of or relating to the fact that Indemnitee is or was a director or executive officer of the Corporation or a subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and whether or not the cause of such action, suit or proceeding occurred before or after the date of this Agreement. For purposes of this Agreement, the terms "other enterprise," "fines" and "serving at the request of the Corporation" shall have the meanings provided in Section 145 of the Delaware General Corporation Law. The term "expenses" shall include those incurred to establish a right to and compel payment of indemnification and/or contribution under this Agreement, any other Agreement, the Corporation's Bylaws or the Delaware General Corporation Law and to establish coverage and compel payment under a directors' and officers' liability insurance policy.
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        In the event that, under applicable law, the entitlement of Indemnitee to be indemnified hereunder shall depend upon whether Indemnitee shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to criminal actions or proceedings, had no reasonable cause to believe his conduct was unlawful, or shall have acted in accordance with some other defined standard of conduct, or whether fees and disbursements of counsel and other costs and amounts are reasonable, the burden of proof of establishing that Indemnitee has not acted in accordance with such standard and that such costs and amounts are unreasonable shall rest with the Corporation and Indemnitee shall be presumed to be reasonable and Indemnitee shall be entitled to indemnification unless, and only unless, based upon a preponderance of the evidence, it shall be determined by a court of competent jurisdiction that Indemnitee has not met such standard or, with respect to the amount of indemnification, that such costs and amounts are not reasonable (in which case Indemnitee shall be indemnified to the extent such costs and amounts are determined by such court to be reasonable). The foregoing shall not be construed to limit indemnification under this Agreement to circumstances in which Indemnitee has acted within the standards of conduct set forth in Section 145 of the Delaware General Corporation Law. In any event and not as a condition or in limitation of the foregoing, indemnification to which Indemnitee is entitled hereunder shall be made immediately upon the determination that Indemnitee has met such standard (i) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by stockholders of the Corporation.

        3. NOTICE. Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written threat thereof, provided, however, that failure to so notify the Corporation shall not constitute a waiver by Indemnitee of his rights hereunder.

        4. ADVANCEMENT. In the event of any action, suit or proceeding against Indemnitee which may give rise to a right of indemnification from the Corporation pursuant to this Agreement, following written request to the Corporation by Indemnitee, the Corporation shall advance to Indemnitee amounts to cover expenses incurred by Indemnitee in defending such action, suit or proceeding in advance of the final disposition thereof upon receipt of (i) an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined by final judgment of a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation hereunder and (ii) satisfactory evidence as to the amount of such expenses. Indemnitee's written certification together with a copy of the statement paid or to be paid by Indemnitee shall constitute satisfactory evidence absent manifest error.

        5.      CONTRIBUTION.

        (a) If the Indemnification provided in Section 2 should under applicable law be unenforceable or insufficient to hold Indemnitee harmless in respect of any and all expenses, judgments, fines, penalties and amounts paid in settlement, then the Corporation agrees, subject to the provisions of
Section 5(b) below, that for purposes of this Section 5 only, the Corporation shall,
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upon written notice from Indemnitee, be treated as if it were a party who was or was threatened to be made a party to such threatened, pending or contemplated action, suit or proceeding and the Corporation shall contribute to the amounts paid or payable by the Indemnitee as a result of such expenses, judgments, fines, penalties and amounts paid in settlement in such proportion as is appropriate to reflect the relative benefits accruing to the Corporation on the one hand and Indemnitee on the other which arose out of the event underlying such action, suit or proceeding and also the relative fault of the Corporation on the one hand and Indemnitee on the other in connection with such event, as well as any other relevant equitable considerations. For purposes of this Section 5, the relative benefit of the Corporation shall be deemed to be the benefits accruing to it and to all of its directors, executive officers, employees and agents (other than Indemnitee) on the one hand, as a group and treated as one entity, and the relative benefit of Indemnitee shall be deemed to be an amount not greater than Indemnitee's annual compensation from the Corporation and its subsidiaries during the first calendar year in which the event forming the basis for such action, suit or proceeding was alleged to have occurred. The relative fault shall be determined by reference to, among other things, the fault of the Corporation and all of its directors, executive officers, employees and agents (other than Indemnitee) on the one hand, as a group and treated as one entity, and Indemnitee's and such group's relative intent, knowledge, access to information and opportunity to have altered or prevented the action or inaction, or alleged action or inaction, forming the basis for such action, suit or proceeding.

        (b) No provision of this Section 5 shall operate to create a right of contribution in favor of Indemnitee if it is judicially determined that, with respect to any such action, suit or proceeding to which paragraph (a) pertains, Indemnitee intentionally caused or contributed to the injury complained of with the actual knowledge that such injury would occur.

        6. Right of Indemnitee to Bring Suit. If a claim for indemnification (including the advancement of expenses) under Part 2 is not paid in full by the Corporation within 45 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of procuring or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Agreement shall be on the Corporation.

        7. Other Indemnification. The indemnification rights granted to Indemnitee under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which Indemnitee may be entitled under Delaware law, the Corporation's Certificate of Incorporation or Bylaws, any other agreement, vote of stockholders or directors or otherwise. If Indemnitee is entitled to indemnification other than pursuant to this Agreement, or is entitled to receive payments pursuant to a directors' and officers' liability insurance policy, Indemnitee may choose one or more sources or bases of such indemnification and payments in his sole discretion, provided, however, that Indemnitee

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shall not be entitled to duplicate payments if such payments would cause the total amount received by Indemnitee to exceed the total sum of expenses, judgments, fines, penalties and amounts paid in settlement actually incurred by Indemnitee.

        8. Binding Effect. The rights granted to Indemnitee hereunder shall inure to the benefit of Indemnitee, his personal representative, heirs, executors, administrators and beneficiaries, and this Agreement shall be binding upon the Corporation, its successors and assigns. The Indemnification, contribution and advancement of expenses pursuant to this Agreement shall continue after Indemnitee ceases his service as either a director or executive officer of the Corporation.

        9. Delaware Law; Construction. This Agreement shall be governed by the laws of the State of Delaware. If any provision of this Agreement is invalid as applied to any fact or circumstance, it shall be modified to the minimum extent necessary to render it valid, and its invalidity shall not affect the validity of any other provision or of the same provision as applied to any other fact or circumstance.

        10. Counterparts. This Agreement may be executed by any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        11. Amendment. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above stated.


                                        TELTREND INC.





                                        By:   Howard C. Kirby, Jr.
                                            ----------------------------------
                                            Name: Howard C. Kirby, Jr.
                                            Title: President



                                              Bernard F. Sergesketter
                                        --------------------------------------
                                              Bernard F. Sergesketter